Business and Financial Update Dave Meador, Executive Vice President & CFO Jerry Norcia, President & COO – DTE Gas October 7 - 9, 2013 EXHIBIT 99.1

Safe Harbor Statement 2 The information contained herein is as of the date of this presentation. Many factors may impact forward-looking statements including, but not limited to, the following: impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals or new legislation; impact of electric and natural gas utility restructuring in Michigan, including legislative amendments and Customer Choice programs; economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation, increased thefts of electricity and natural gas and high levels of uncollectible accounts receivable; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; health, safety, financial, environmental and regulatory risks associated with ownership and operation of nuclear facilities; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; volatility in the short-term natural gas storage markets impacting third-party storage revenues; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; the potential for increased costs or delays in completion of significant construction projects; the uncertainties of successful exploration of unconventional gas and oil resources and challenges in estimating gas and oil reserves with certainty; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; unplanned outages; the cost of protecting assets against, or damage due to, terrorism or cyber attacks; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; binding arbitration, litigation and related appeals; and the risks discussed in our public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause our results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This presentation should also be read in conjunction with the “Forward-Looking Statements” sections in each of DTE Energy’s and DTE Electric’s 2012 Forms 10-K and 2013 Forms 10-Q (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy and DTE Electric.

• Overview • Long-Term Growth Update – Utilities – Non-Utilities • Financial Update 3

DTE Energy is a national energy company with deep Michigan roots DTE Gas DTE Electric Headquarters • DTE Energy is a Fortune 300 company • Market cap currently ~ $12 billion • Two utilities serving Michigan • DTE Electric (founded 1886) • DTE Gas (founded 1849) • Non-utility businesses with operations in 24 states • 2.1 million electric customers in Michigan • 1.2 million gas customers in Michigan • More than 9,500 employees • DTE is one of the top contributors to Michigan’s economy 4 Our Businesses Our Michigan Presence

DTE Electric DTE Gas DTE Energy is an integrated energy company 5 Complementary Non-Utility Businesses Strong, Stable and Growing Utilities • Electric generation and distribution • 2.1 million customers • Fully regulated by Michigan Public Service Commission • Natural gas distribution • 1.2 million customers • Fully regulated by Michigan Public Service Commission ~80% of DTE Energy’s 2012 Earnings Gas Storage & Pipelines (GSP) Power & Industrial Projects (P&I) Energy Trading ~20% of DTE Energy’s 2012 Earnings Transport and store natural gas Generate economic value and provide strategic benefits Own and operate energy related assets

DTE Energy’s long-term business mix continues to be weighted towards stable regulated utilities 6 DTE Electric 62% DTE Gas 15% Gas Storage & Pipelines 9% Power & Industrial 11% Energy Trading 3% DTE Electric 69% DTE Gas 12% Gas Storage & Pipelines 12% Power & Industrial 7% * Reconciliation to GAAP reported earnings included in the appendix 2013 – 2017 Operating Earnings* ~$4 billion 2013 – 2017 Capital Expenditures ~$9 - $10 billion Utility mix ~80%

2008A 2009A 2010A 2011A 2012A 2013E 2014E 2015E 2016E 2017E $3.80 We remain committed to delivering on our targets * Reconciliation to GAAP reported earnings included in the appendix $3.33 $3.75 $3.64 Dividend per share 5.4% CAGR 2009-2013 (Annualized) Operating EPS* 7% CAGR 2008-2014 Guidance Midpoint $4.05 Early Outlook Midpoint $4.27 $3.94 $2.12 $2.24 $2.35 $2.48 $2.12 $2.83 $2.62 (dollars) 7 Aspiration of $1 billion in operating earnings by 2017

Utility Earnings Growth Non-Utility Earnings Growth DTE Earnings Growth Share Dilution Contingency DTE EPS Growth 1% - 2% Non-Utilities Our utilities provide the foundation for operating EPS growth 8 6% - 7% 15% - 20% ~10% 5% - 6% 4% Utilities Strong growth in non-utilities gives us confidence in our EPS growth rate

Our non-utility businesses have provided $2.6 billion of net cash flow over the last 10 years Non-Utility Net Cash Flow* 2003 - 2012 ** Excludes ~$0.4 billion of capital invested in late 2012 Operations and Asset Sales Capital Expenditures** Net Cash Flow Shale Gas Asset Sales & Other Total Non-utility Gas Storage & Pipelines Power & Industrial $2.2 $1.4 $1.2 $2.6 Average ROIC: Gas Storage & Pipelines 12%, Power & Industrial 14% ($0.8) (billions) * Reconciliation to GAAP cash flows included in the appendix 9

Michigan economic indicators highlight continued recovery in 2013 10 Michigan leads the country in new manufacturing job creation Michigan ranked #7 on Corporate Income Tax ranking 1,144 1,578 1,912 2,252 2,448 2009 2010 2011 2012 2013E Increased Auto Production (000s) 13.4% 12.7% 10.4% 8.9% 8.3% 2009 2010 2011 2012 2013E Lower Unemployment Rate 6.8 8.8 9.8 11.9 14.6 2009 2010 2011 2012 2013E Housing Starts Up (000s) Source: Auto and housing statistics from IHS; unemployment rates from Bureau of Labor Statistics with forecast from the University of Michigan Upgraded Michigan’s outlook to positive 126 Michigan companies ranked among FASTEST growing Detroit named one of seven new entrepreneur tech hubs

• Overview • Long-Term Growth Update – Utilities – Non-Utilities • Financial Update 11

DTE Electric total load forecast reflects ~1% growth as Industrial sales continue to recover 12 * Temperature normalized sales 0% 10% 20% 30% 40% 2009 2010 2011 2012 2013E 2014E DTE Industrial Sales* Cumulative change from 2009 2012 2013E 2014E 2017E Total Service Area Annual Sales* (GWh) ~2% ~1% / yr ~1% 47,500 ~48,400 ~48,900 ~50,000 Annual Growth 2% Annual Growth ~6% ~4%

Governor Snyder has played a strong role in rebuilding Michigan and its economy Dramatically improved business tax competitiveness (49th to 7th) Eliminated state’s $1.5 billion deficit Driving economic development Reshaping and creating a more efficient state government 13

Energy regulation passed in 2008 established a more constructive regulatory environment Key components of the 2008 Energy Legislation Regulatory Structures Fully Regulated Fully Deregulated Michigan 14 Regulatory Structure Changes • File & Use Rates with 6 month self- implementation • Final order in 12 months • Forward-looking test year • 10% switching cap • Certificate of Need for large capital projects Renewables and Energy Efficiency • Set a 10% renewable portfolio standard (RPS) to be achieved by 2015 • Established energy efficiency targets and funding for the state

Both utilities have strategies to delay rate case filings to address customer affordability while maintaining financial health 15 2013 • Continued cost control • Amortize revenue decoupling liability ($127 million) • Securitization surcharge* ends • Headroom for new rates • Infrastructure Recovery Mechanism approved by the MPSC • Mechanism and cost control delay need for new rates * ~$350 million Fermi 2 securitization bond surcharge DTE Electric DTE Gas 2014 2015

DTE’s CI capability has enabled us to lead the industry in cost management * Source: SNL Financial, FERC Form 1; major US Electric Utilities with O&M > $800 million; excluding fuel and purchased power **Source: SNL Financial, FERC Form 2; gas distribution companies with greater than 300,000 customers 16 Electric Industry Peers* 2007 to 2012 Change in O&M Costs 70% DTE 0% Avg. 33% 66% DTE -5% Gas Industry Peers** 2007 to 2012 Change in O&M Costs Avg. 16%

Nuclear 15% Coal 76% Gas & Other 3% Renewable 6% Profile of DTE Electric 17 • Twelfth largest US electric utility with 2.1 million customers • 12,200 square kilometers service territory centered around Detroit • ~$5.3 billion in revenue, $17.7 billion in assets • Regulated by the Michigan Public Service Commission (MPSC) Generation Output by Fuel Type State of Michigan Electric Utility Service territory

Our electric utility is making significant investments in three key growth areas through 2017 18 Base Infrastructure $5.0 billion Renewable Energy & Energy Efficiency $500 million Environmental Compliance $900 million • Environmental requirements • $335 million investment in 2013 • Power plant reliability • Expanded distribution reliability program • Advanced Metering Infrastructure • $1,020 million investment in 2013 • 10% renewable standard by 2015 • $200 million investment in 2013 Targeting 6% to 7% Growth

Long-term units 4,410 MW Medium- term units 2,420 MW Pending EPA regulations 650 MW Short-term units 203 MW DTE Coal Fleet Plans through 2020 (MW of Capacity) Much of the longer-term investment will be tied to the ongoing transformation of our generation fleet Long-term units • Continued long-term investment • Part of fleet for at least 20 years Medium-term units • 650 MW under current retirement evaluation • Balance (1,770 MW) may face retirement after 2020 Short-term units • Will be retired in the next few years Short-term, pending and medium-term units likely backfilled with gas/wind over the next decade 19

Our electric utility will continue to invest approximately $1.3-1.7 billion per year from 2018 through 2022 20 Base Infrastructure $5 to $5.5 billion New Generation $1 to $2 billion Generation Compliance $0.5 to $1 billion • Environmental compliance • Post Fukushima nuclear investments • Fermi license extension • Significant distribution reliability investments • Advanced Metering Infrastructure completion • Generation maintenance • Incremental renewable investments • Potential new gas generation $6.5 - $8.5 billion investment from 2018 through 2022

Profile of DTE Gas 21 • Eighth largest US natural gas utility with 1.2 million customers • 23,500 square kilometers service territory throughout Michigan • Significant state regulated gas storage capacity benefits customers (~139 Bcf) • ~$1.3 billion in revenue, $4.1 billion in assets Revenue by Type Storage & Transportation 27% Gas Sales 73% State of Michigan Gas Utility Service territory

Main Renewal, Meter Move-Out & Pipeline Integrity $400 million Base Infrastructure $680 million Our gas utility continues to make reliability and pipeline integrity investments through 2017 22 • Capital recovered through the Infrastructure Recovery Mechanism • ~4,000 miles of distribution main to be replaced (66 miles in 2013) • $80 million investment in 2013 • Strengthen and expand distribution system • Continued long-term investment in infrastructure • $140 million investment in 2013 Targeting 5% to 6% Growth

• Overview • Long-Term Growth Update – Utilities – Non-Utilities • Financial Update 23

Gas Storage & Pipelines platforms drive growth through new projects and expansions

DTE Energy

Marcellus Platform



Bluestone Pipeline

Bluestone Pipeline

- 0.6 Bcf capacity to Millennium and Tennessee pipelines; potential to double capacity

Millennium Pipeline & Expansions

- 0.3 Bcf expansion underway; total capacity of 0.8 Bcf
- First expansion in-service June 1, 2013; second planned for 4Q 2013
- Future expansions economic up to 1.5 Bcf

Utica Platform


Moving Appalachia Shale to Michigan and Ontario

NEXUS Gas Transmission

Proposed NEXUS Gas Transmission

- ~ $1.5 billion investment
- DTE stake ~ $500 million, partners with Enbridge and Spectra Energy
- Capacity of ~1 Bcf from western Marcellus and central/northern Utica

Storage & Vector Platforms



Gas Storage and Vector Pipeline

- Includes Michigan storage and Vector pipeline
- Investigating expansions related to shale gas inflows

Targeting 10% to 15% Growth with 10% to 12% ROIC

24

Gas Storage & Pipelines is developing an asset portfolio with multiple growth platforms 25

Our Bluestone assets are strategically positioned for growth

DTE Energy



MILLENNIUM PIPELINE
NEW YORK
PENNSYLVANIA
BLUESTONE PIPELINE
SUSQUEHANNA
TENNESSEE PIPELINE
3 mi
Existing DTE gathering
Additional gathering opportunity

- Executed agreements with Southwestern in 3Q 2013 to expand gathering investments in existing and new acreage
- Cabot transportation contract executed; interconnect by 4Q 2013
- Continuing discussions with other interested parties

26

2012A 2013E 2014E 2015E 2016E 2017E Gas Storage & Pipelines operating earnings* potential of $120 million by 2017 ~$120 * Reconciliation to GAAP reported earnings included in the appendix (millions) Storage Platform Vector Platform Marcellus Platform New Project Development $30 $10 $65 $61 $65 - $70 $15 $72 - $78 27 ~$500 million ~$500 - $800 million $1.0 - $1.3 billion investment 2013 - 2017

Power & Industrial is focused in three key businesses lines 28 Wood-fired Plant Cassville, WI • Produces fuel that reduces emissions from coal-fired plants • 9 units, 4 states Industrial Energy Services • Utility services at industrial sites • Coke and pulverized coal for steel customers • 42 projects, 11 states • Wood-fired power plants producing renewable power • Landfill gas to energy projects • 27 projects, 14 states Renewable Energy Reduced Emissions Fuel On-site Energy Project Wood-fired Plant Reduced Emissions Fuel Plant Targeting ~20% Growth with 10% to 15% ROIC

P&I investments are structured to achieve premium returns within investor risk tolerance Premium returns Limited competition Opportunity to scale Long term contracts / limited commodity exposure • Knowledge of industrial, energy intensive customers • Strong project development and risk management • Expertise in construction and operation of industrial scale, energy assets • Discipline to avoid “crowded” business lines Core Strengths Investment Criteria 29

2012A 2013E 2014E 2015E 2016E 2017E P&I should reach $140 million of operating earnings* by 2017 through growth in each of its business lines 30 ~$140 (millions) $52 $35 $65 $85 ($70) $25 $60 - $70 New Project Development Renewable Energy Reduced Emissions Fuel Industrial Energy Services Corporate allocations, interest, overheads * Reconciliation to GAAP reported earnings included in the appendix $75 - $85 $600 - $800 million investment

• Overview • Long-Term Growth Update – Utilities – Non-Utilities • Financial Update 31

We are on track to achieve our 2013 operating earnings* guidance at all of our segments Guidance drivers 2013 Guidance* 2013 YTD** Actuals (millions, except EPS) DTE Electric • Load and renewables growth, lower benefits expense partially offset by O&M reinvestment $204 $480 - $490 DTE Gas 104 115 - 120 Gas Storage & Pipelines 33 65 - 70 Power & Industrial Projects 23 60 - 70 Energy Trading 5 10 - 30 Corporate & Other (26) (46) DTE Energy Operating EPS* Avg. Shares Outstanding $343 $1.96 174 $684 - $734 $3.90 - $4.20 175 * Reconciliation to GAAP reported earnings included in the appendix 32 ** Six months ended June 30, 2013 • Favorable weather, higher consumption; lower benefits expense offset by O&M reinvestment   • Continued Bluestone ramp-up • REF and renewables growth • Likely at low end of guidance 

2014 Drivers 2014 Early Outlook* 2013 Guidance* (millions, except EPS) DTE Electric $480 - $490 $515 - $525 DTE Gas Full year of Infrastructure Recovery Mechanism; continuous improvement 115 - 120 120 - 126 Gas Storage & Pipelines Bluestone pipeline and gathering 65 - 70 72 - 78 Power & Industrial Projects Reduced Emission Fuel and renewable energy projects 60 - 70 75 - 85 Energy Trading Comparable market opportunities 10 - 30 10 - 30 Corporate & Other (46) (51) DTE Energy Operating EPS Avg. Shares Outstanding $684 - $734 $3.90 - $4.20 175 $741 - $793 $4.12 - $4.42 180 * Reconciliation to GAAP reported earnings included in the appendix Revenue decoupler amortized to income, renewables growth, continuous improvement 33 DTE Energy 2014 Operating Earnings Early Outlook

2012 2013E 2014E- 2015E * Debt excludes securitization, a portion of DTE Gas’ short-term debt, and considers 50% of the Junior Subordinated Notes as equity Leverage* Funds from Operations / Debt* 2012A 2013E 2014E- 2015E 50% 50% Target 50% - 52% 22% 22% Target 21% - 22% Strong balance sheet remains a key priority and supports growth • Issued $195 million of equity to date – Targeting $300 million annually through 2015 • Issued $775 million of long term debt at DTE Electric to date at average rate of 3.8% • Successfully extended credit facility to mature in 2018 • $1.6 billion of available liquidity as of June 30, 2013 • S&P raised DTE’s outlook to “Positive” in August 2013 34 50% 22%

Our continued financial strength and improved regulatory environment have resulted in credit rating upgrades 35 • Upgraded DTE Energy, DTE Electric and DTE Gas February 2013 January 2013 • Upgraded DTE Gas January 2012 • Upgraded DTE Electric and DTE Gas August 2013 • Improved outlook to “Positive” for DTE Energy, DTE Electric and DTE Gas December 2010 • Upgraded DTE Energy, DTE Electric and DTE Gas

 Utility growth plan driven by mandated investments  Meaningful, transparent, low-risk growth opportunities in non-utility businesses provide diversity in earnings and geography  Constructive regulatory structure and continued cost savings enable utilities to earn their authorized returns  Program in place to achieve operational excellence and customer satisfaction that are distinctive in our industry  Maintain 60% - 70% dividend payout target and strong BBB credit rating Our business strategy is fundamental to how we create value for our investors 36 Investment Thesis

Contact Us DTE Energy Investor Relations www.dteenergy.com/investors +001 (313) 235-8030 37

Appendix

2012 2013 Actual Guidance Cash From Operations* $2.2 $1.8 Capital Spending (2.1) (2.2) Free Cash Flow $0.1 ($0.4) Asset Sales 0.3 - Dividends (0.4) (0.4) Net Cash $0.0 ($0.8) Debt Financing: Issuances $0.8 $1.6 Redemptions (0.8) (0.8) Change in Debt $0.0 $0.8 DTE Energy 2013 Cash Flow Guidance Cash Flow Summary (billions) • 2013 cash from operations decrease due to higher benefit plan contributions, higher gas inventory purchases and lower surcharge collections • Unconventional Gas business sale in 2012 led to higher asset sales 2013 Drivers * Includes $0.2 billion and planned $0.3 billion of equity issued for employee benefit programs in 2012 and 2013, respectively 39

40 DTE Energy 2013 Capital Expenditure Guidance 2012 2013 Actual Guidance DTE Electric Operational $823 $1,020 Environmental 161 335 Renewable Energy 246 200 $1,230 $1,555 DTE Gas Operational $146 $140 Main Renewal / Meter Move-out / Pipeline Integrity 74 80 $220 $220 $594 $400 Total $2,044 $2,175 Non-Utility Capital Expenditures Summary DTE Electric • Increased investment in operational capital for improved generation and distribution reliability • Higher environmental capital to meet 2015 compliance DTE Gas • Higher capital for main renewal and meter relocation projects Non-Utility • 2013 capital investment driven by Bluestone pipeline and gathering and various Power & Industrial projects 2013 Drivers (millions)

Sally Talberg Commissioner Appointed: 7/3/13 Term Ends: 7/2/19 Greg White Commissioner Appointed: 12/4/09 Term Ends: 7/2/15 Source: MPSC website - www.michigan.gov/mpsc - July 2013 • The Michigan Public Service Commission is composed of three members appointed by the Governor with the advice and consent of the Senate. •Commissioners are appointed to serve staggered six-year terms. •One commissioner is designated as chairman by the Governor. Michigan Public Service Commission John Quackenbush Chairman Appointed: 9/15/11 Term Ends: 7/2/17 41

Due to the recent MPSC approval to defer costs related to transitioning City of Detroit Public Lighting Department (PLD) retail customers to DTE, existing PLD customers’ meters will be converted to DTE meters in the next 6 to 12 months. Pending MPSC approval of the recently filed transitional structure of this program, and completion of meter conversion: • PLD will transfer 115 customers to DTE; PLD will continue to deliver power to some customer locations as DTE builds out of its distribution system • New distribution system build out by DTE will occur over 5 – 7 years with an expected capital investment of ~$300 million • DTE will not take over any assets or liabilities from PLD 42 City of Detroit to exit electricity distribution business

2008-2012 Average 2013E 2014E 2015E 2016E 2017E DTE Electric plans over $6 billion of investments over the next 5 years $1,555 $1,500 $1,000 $1,100 $1,300 $1,000 * Includes AMI, Ludington expansion and other investments **Includes working capital Base Renewables Other Projects* Environmental / New Generation 2013E-2017E Distribution Reliability $905 $750 $500 $3,450 $6,455 $850 (millions) 43 $12.3B $15.0 - $15.5B YE Rate Base** $560M $680M Depreciation

Our electric regulatory strategy and continuous improvement initiatives will enable a potential rate reduction during a period of significant rate base growth Current rate ~$350 million securitization surcharge drop off in 2015 Base rates in 2015 / 2016 Potential Electric Customer Rates Our goal is to achieve a net rate reduction in 2015/2016 44

DTE Electric has built or contracted for approximately 870MWs of renewable energy (830MWs of wind) since 2009

DTE Energy



L'Anse Warden
17 MW Biomass
Baraga County
Stoney Corners
32 MW Wind
Missaukee County
Gratiot Wind Energy
212 MW* Wind
Gratiot County
Tuscola Bay
120 MW Wind
Tuscola County
Tuscola Wind II
100 MW Wind
**Pheasant Run
150MW
Huron County
(build-transfer option)
4 Thumb Wind Parks
~222 MW Wind
Huron & Sanilac County
Eagle Valley
3 MW Landfill Gas
Oakland County
Smiths Creek
3 MW Landfill Gas
St. Clair County
SolarCurrents Pilot: 13 MW contracted
Located at customer /company sites across SE MI
~600 customer-owned projects once complete
= DTE Electric owned projects
= Third party owned projects
= Build-transfer option

*DTE Electric's capacity equals 102.4MW
**Pending MPSC approval



Renewable Cumulative Investment
($ millions)
$600
$200
$200
$1,000
2008-2012
2013
2014
2008-2015

- Expect to achieve ~9.6% of 10% standard by Q1 2014

45

DTE Gas plans over $1 billion of investments over the next 5 years 2013E 2014E 2015E 2016E 2017E $220 $215 $215 $215 $215 2013E - 2017E $400 $680 $1,080 Base Main Renewal, Meter Move-Out, Pipeline Integrity (millions) 46 $2.8B $3.4 - $3.6B YE Rate Base* $94M $109M Depreciation *Includes working capital

Our gas regulatory strategy and continuous improvement initiatives minimize customer rate impact in the near-term Current rate Surcharge reductions IRM Potential Gas Customer Rates Our goal is to keep rates essentially flat over the next 3 years 47

Reduced Emissions Fuel earnings contribution should continue to grow

(millions)

Reduced Emissions Fuel Earnings Contribution*



2012
~$40
2013E
~$50
2014E - 2017E
$60 - $65

- Operations target met at five placed units
- 6th unit operational at year end

- 7th unit operational Sept 2013
- Marketing two remaining units to potential host sites
- Optimizing operations

- Continued optimization of operations
- Potential increased volumes through additional relocations

* after-tax earnings contribution before allocation of overheads

48

49 Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. Reconciliation of year to date June 30, 2013 Reported to Operating Earnings YTD 2013 DTE Energy DTE Electric DTE Gas Gas Storage & Pipelines Power & Indust. Projects Energy Trading Corporate & Other R p t E r ings 339$ 204$ 104$ 33$ 19$ 5$ (26)$ Asset Impairment 4 - - - 4 - - Operating Earnings 343$ 204$ 104$ 33$ 23$ 5$ (26)$ Net Income ($ millions) YTD 2013 DTE Energy DTE Electric DTE Gas Gas Storage & Pipelines Power & Indust. Projects Energy Trading Corporate & Other Reported Earnings 1.94$ 1.17$ 0.60$ 0.19$ 0.11$ 0.03$ (0.16)$ Asset Impairment 0.02 - - - 0.02 - - Operating Earnings 1.96$ 1.17$ 0.60$ 0.19$ 0.13$ 0.03$ (0.16)$ $EPS

Reconciliation of 2012 Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

2012 — **Net Income ($ millions)**

	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 610	$ 483	$ 115	$ 61	$ 42	$ 12	$ (47)	$ (56)
Coke oven gas settlement	7	-	-	-	7	-	-	-
Loss on sale of coal transloading terminal and Petroleum coke mill impairment	3	-	-	-	3	-	-	-
Discontinued Operations of Unconventional Gas	56	-	-	-	-	-	-	56
Operating Earnings	$ 676	$ 483	$ 115	$ 61	$ 52	$ 12	$ (47)	$ -

2012 — **$EPS**

	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 3.55	$ 2.81	$ 0.67	$ 0.36	$ 0.24	$ 0.07	$ (0.27)	$ (0.33)
Coke oven gas settlement	0.04	-	-	-	0.04	-	-	-
Loss on sale of coal transloading terminal and Petroleum coke mill impairment	0.02	-	-	-	0.02	-	-	-
Discontinued Operations of Unconventional Gas	0.33	-	-	-	-	-	-	0.33
Operating Earnings	$ 3.94	$ 2.81	$ 0.67	$ 0.36	$ 0.30	$ 0.07	$ (0.27)	$ -

50

Reconciliation of 2011 Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

2011 — Net Income ($ millions)

	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 711	$ 434	$ 110	$ 57	$ 38	$ 52	$ 23	$ (3)
Michigan Corporate Income Tax Adjustment	(87)	-	-	-	-	-	(87)	-
Fermi 1 Asset Retirement Obligation	9	9	-	-	-	-	-	-
Discontinued Operations of Unconventional Gas	3	-	-	-	-	-	-	3
Operating Earnings	$ 636	$ 443	$ 110	$ 57	$ 38	$ 52	$ (64)	$ -

2011 — $EPS

	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 4.18	$ 2.55	$ 0.65	$ 0.34	$ 0.22	$ 0.31	$ 0.13	$ (0.02)
Michigan Corporate Income Tax Adjustment	(0.50)	-	-	-	-	-	(0.50)	-
Fermi 1 Asset Retirement Obligation	0.05	0.05	-	-	-	-	-	-
Discontinued Operations of Unconventional Gas	0.02	-	-	-	-	-	-	0.02
Operating Earnings	$ 3.75	$ 2.60	$ 0.65	$ 0.34	$ 0.22	$ 0.31	$ (0.37)	$ -

51

Reconciliation of 2010 Reported to Operating Earnings

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

2010 — **Net Income ($ millions)**

2010	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 630	$ 441	$ 127	$ 51	$ 85	$ 6	$ (72)	$ (8)
Performance Excellence Process - Cost to Achieve Deferral*	(20)	-	(20)	-	-	-	-	-
Settlement with Detroit Thermal	(3)	(3)	-	-	-	-	-	-
Discontinued Operations of Unconventional Gas	8	-	-	-	-	-	-	8
Operating Earnings	$ 615	$ 438	$ 107	$ 51	$ 85	$ 6	$ (72)	$ -

2010 — **$EPS**

2010	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 3.74	$ 2.62	$ 0.75	$ 0.30	$ 0.50	$ 0.04	$ (0.43)	$ (0.04)
Performance Excellence Process - Cost to Achieve Deferral*	(0.12)	-	(0.12)	-	-	-	-	-
Settlement with Detroit Thermal	(0.02)	(0.02)	-	-	-	-	-	-
Discontinued Operations of Unconventional Gas	0.04	-	-	-	-	-	-	0.04
Operating Earnings	$ 3.64	$ 2.60	$ 0.63	$ 0.30	$ 0.50	$ 0.04	$ (0.43)	$ -

* Deferral of previously expensed cost to achieve as allowed for in June 3, 2010 MPSC order (case - U-15985)

52

Reconciliation of 2009 Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

Net Income ($ millions)

2009	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 532	$ 376	$ 80	$ 49	$ 31	$ 75	$ (73)	$ (6)
Gain on Sale - gathering and treating assets (before goodwill allocation)	(13)	-	(13)	-	-	-	-	-
Goodwill allocation - gathering and treating assets	13	-	13	-	-	-	-	-
Chrysler Bad Debt	5	4	-	-	1	-	-	-
General Motors Bad Debt	3	-	-	-	3	-	-	-
Antrim Hedge	3	-	-	-	-	-	3	-
Discontinued Operations of Unconventional Gas	6	-	-	-	-	-	-	6
Operating Earnings	$ 549	$ 380	$ 80	$ 49	$ 35	$ 75	$ (70)	$ -

$EPS

2009	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 3.24	$ 2.28	$ 0.49	$ 0.30	$ 0.19	$ 0.46	$ (0.45)	$ (0.03)
Gain on Sale - gathering and treating assets (before goodwill allocation)	(0.08)	-	(0.08)	-	-	-	-	-
Goodwill allocation - gathering and treating assets	0.08	-	0.08	-	-	-	-	-
Chrysler Bad Debt	0.03	0.02	-	-	0.01	-	-	-
General Motors Bad Debt	0.02	-	-	-	0.02	-	-	-
Antrim Hedge	0.01	-	-	-	-	-	0.01	-
Discontinued Operations of Unconventional Gas	0.03	-	-	-	-	-	-	0.03
Operating Earnings	$ 3.33	$ 2.30	$ 0.49	$ 0.30	$ 0.22	$ 0.46	$ (0.44)	$ -

53

Reconciliation of 2008 Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

2008 — **Net Income ($ millions)**

2008	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.	Syn Fuel
Reported Earnings	$ 546	$ 331	$ 85	$ 38	$ 40	$ 42	$ (97)	$ 87	$ 20
Performance Excellence Process	6	-	4	-	1	1	-	-	-
Core Barnett Sale	(81)	-	-	-	-	-	-	(81)	-
Antrim hedge	13	-	-	-	-	-	13	-	-
Barnett Lease impairment	5	-	-	-	-	-	-	5	-
Crete Sale - Tax True up	2	-	-	-	-	-	2	-	-
Synfuel Discontinued Operations	(20)	-	-	-	-	-	-	-	(20)
Discontinued Operations of Unconventional Gas	(11)	-	-	-	-	-	-	(11)	-
Operating Earnings	$ 460	$ 331	$ 89	$ 38	$ 41	$ 43	$ (82)	$ -	$ -

2008 — **$EPS**

2008	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.	Syn Fuel
Reported Earnings	$ 3.34	$ 2.03	$ 0.52	$ 0.23	$ 0.25	$ 0.26	$ (0.60)	$ 0.53	$ 0.12
Performance Excellence Process	0.05	-	0.03	-	0.01	0.01	-	-	-
Core Barnett Sale	(0.50)	-	-	-	-	-	-	(0.50)	-
Antrim hedge	0.08	-	-	-	-	-	0.08	-	-
Barnett Lease impairment	0.03	-	-	-	-	-	-	0.03	-
Crete Sale - Tax True up	0.01	-	-	-	-	-	0.01	-	-
Synfuel Discontinued Operations	(0.12)	-	-	-	-	-	-	-	(0.12)
Discontinued Operations of Unconventional Gas	(0.06)	-	-	-	-	-	-	(0.06)	-
Operating Earnings	$ 2.83	$ 2.03	$ 0.55	$ 0.23	$ 0.26	$ 0.27	$ (0.51)	$ -	$ -

54

Reconciliation of Other Reported to Operating Earnings Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. In this presentation, DTE Energy provides guidance for future period operating earnings. It is likely that certain items that impact the company’s future period reported results will be excluded from operating results. A reconciliation to the comparable future period reported earnings is not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings. For comparative purposes, 2012 operating earnings excludes the Unconventional Gas Production segment that was classified as a discontinued operation on 12/31/2012. 55

Reconciliation of 2003 – 2012 Non-Utility Cash Flows (billions) Cash from operating activities P&I and Shale Gas GSP & Other DTE Energy (consolidated) (1) $14.9 Less DTE Electric and DTE Gas (2) (13.1) Adjustments (3) (0.3) 1.5 Proceeds from sale of assets $2.2 $2.4 DTE Energy (consolidated) (1) 3.9 Less DTE Electric and DTE Gas (2) (0.2) Adjustments (4) (0.6) 3.1 Capital expenditures Non-Utility capital expenditures (5) (2.4) Adjustments (6) 0.4 (2.0) (0.8) (1.2) Net Cash Flow $2.6 $1.4 $1.2 (1) Source: DTE Energy Company 10-K from 2003 through 2012 (2) Source: DTE Electric Forms 10-K and DTE Gas Forms 10-K and 8-K from 2003 through 2012 (3) To adjust for DTE Energy parent company interest, taxes and equity issuances not attributable to non-utility operations (4) To adjust for DTE Energy parent company asset sales not attributable to non-utility operations (5) Source: DTE Energy Company year-end earnings release presentations from 2003 through 2012 (6) To exclude capital invested in late 2012, which, therefore, generated only minimal cash flow in the (then) current period 56 Use of Non-Utility Net Cash Flow - DTE Energy management believes that Non-Utility Net Cash Flow is a meaningful financial metric of the value our investments in non-utility businesses provide to investors. Internally, DTE Energy management uses Non-Utility Net Cash Flow and net cash flow by business segment, in addition to other metrics, to measure performance of the company's non-utility businesses and segments and to report to the Board of Directors.